Exhibit 99.1

JFrog Appoints Seasoned Cloud & Security Executive Leader

Luis Felipe Visoso to its Board of Directors

Industry veteran brings decades of business acumen and global insight from Amazon Web Services, Cisco, Palo Alto Networks, and Unity

Sunnyvale, Calif., July 23, 2024 — JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced Unity CFO, Luis Felipe Visoso, will join its Board of Directors, effective immediately. He will also serve as a member of the Board’s Audit Committee. With extensive experience in global enterprise leadership and board roles across the cybersecurity, cloud, and software industries, Visoso brings a wealth of business expansion expertise to JFrog that will help the company drive growth in the DevOps, DevSecOps, and AI/MLops markets.

"We are thrilled to welcome Luis to our Board of Directors and Audit Committee," said Shlomi Ben Haim, Co-Founder and CEO of JFrog. "His extensive experience as a CFO and head of business operations within global enterprise software companies will be invaluable as JFrog continues its growth trajectory."

Visoso currently serves as CFO of Unity Software Inc. (NYSE: U), creator of the widely used 3D game development engine, a role he has held since March 2021. He brings CFO and senior leadership experience at public companies, including Palo Alto Networks (Nasdaq: PANW), Amazon Web Services (Nasdaq: AMZN), and Cisco (Nasdaq: CSCO). While in his role at Unity, Visoso served on the Board of Directors at Splunk Inc., a public company specializing in data platform solutions for security and observability that was recently acquired by Cisco. Visoso also brings significant knowledge of international financial markets, having worked in global positions across Latin America, Europe and the United States.

“I am very impressed by the company’s vision for protecting the software supply chain,” said Mr. Visoso. “I believe in the growth of the DevOps industry, and JFrog’s ability to serve as the gold standard for developers, data scientists, and security experts worldwide. I am honored to join the Board of Directors and look forward to working with Shlomi and the rest of the board.”

From September 2020 to March 2021, Visoso served on the Unity Board of Directors, including as a member of the Audit Committee. Visoso holds a bachelor’s degree from Tecnológico de Monterrey. To learn more about Visoso and the opportunities he sees for JFrog in its next phase of growth read this blog.

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About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to create a world of software delivered without friction from developer to device. Driven by a “Liquid Software” vision, the JFrog Software Supply Chain Platform is a single system of record that powers organizations to build, manage, and distribute software quickly and securely, ensuring it is available, traceable, and tamper-proof. The integrated security features also help identify, protect, and remediate against threats and vulnerabilities. JFrog’s hybrid, universal, multi-cloud platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and 7K+ customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Learn more at www.jfrog.com or follow us on X @JFrog.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including, but not limited to, statements regarding our expectations regarding growth in the DevOps, AI/MLOPs and security markets.

These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. There are a significant number of factors that could cause actual results, performance or achievements, to differ materially from statements made in this press release, including but not limited to risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2023, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements except as required by law.

Media Contact:

Siobhan Lyons, Sr. Manager, Global Communications, JFrog, siobhanL@jfrog.com

Investor Contact:

Jeff Schreiner, VP of Investor Relations, JFrog, jeffS@jfrog.com